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                                                                  EXHIBIT 10.34

                            CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                                     ASTERISKS DENOTE OMISSIONS.



TIME INC.                                            TIME INC. NEW MEDIA

NEW MEDIA                                            TIME & LIFE BUILDING
                                                     1271 AVENUE OF THE AMERICAS
                                                     NEW YORK, NY 10020

                                                     212-522-1212

                                               May 24, 1999

VIA FEDERAL EXPRESS

Mr. Jeff Howard
Chief Executive Officer
THE VITAMIN SHOPPE
Westside Avenue
North Bergen, New Jersey 07047

Dear Jeff:


       I am writing to formalize our agreement for the [*****] of the Dr. Bernie Siegel online area (the "Siegel Site") to be located within a network of sites operated by Time Inc. New Media (the "TINM Network") by The Vitamin Shoppe for the period commencing on the date the Siegel Site first becomes publicly available (the "Launch Date") and ending on [*****] (the "Term"). I am pleased to begin this relationship with you.


       1.    RATE


       The cost of the total sponsorship package for the Siegel Site for the Term is [*****] (net). This amount includes the [*****] discount. In the event the Launch Date occurs after June 10, 1999, such amount shall be prorated based on the period remaining for the Term.


       2.    THE PROGRAM

       The sponsorship package described in this letter will extend to all areas of the Siegel Site that are made publicly available during the Term.


       To underscore, The Vitamin Shoppe shall, during the Term, be the [*****]. Time Inc. New Media shall prominently display the following tag line on the home page: "Sponsored by The Vitamin Shoppe". Time Inc. New Media shall prominently display the same such tag line on each other page of the Siegel Site (where space is available; provided that such space will be available on a



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majority of such other pages of the Siegel Site). [*****].

       During the Term, The Vitamin Shoppe will be the Siegel Site's sole and exclusive commerce partner for the sale of vitamins and supplements, and [*****] commerce-based buttons on the Siegel Site (other than those from The Vitamin Shoppe) will themselves promote vitamins or supplements sold by a third party. The Siegel Site may, however, from time to time during the Term, include commerce-based buttons that promote the products or services of a third party who sells vitamins or supplements; provided that any such commerce-based buttons do not themselves promote vitamins or supplements and any commerce-based buttons that do promote vitamins or supplements are located one or more clicks away from the Siegel Site.

       Hyperlinks to The Vitamin Shoppe's website will be placed prominently on the navigational frame that appears on virtually all pages of the Siegel Site. We will also prominently include a branded logo link on the navigational frame.

       In the event the Siegel Site contains within its editorial text commerce-based hyperlinks (that are typically displayed in green and are to be distinguished from editorial hyperlinks which are typically displayed in blue and from commerce-based buttons) [*****].

       At Time Inc. New Media's written request, The Vitamin Shoppe will develop and maintain within its website certain customized page(s) which will feature and offer for sale selected brands, which brands shall be introduced with the words "as discussed by" or "as seen on" or such other language as may be designated by Time Inc. New Media in its sole discretion. The customized page(s) will consist of no fewer than one (1) page, after which a visitor may be taken into the main portion of The Vitamin Shoppe website. Users who click the tagline, a banner advertisement, marketing button or other equivalent promotion of The Vitamin Shoppe while on the Siegel Site will be automatically linked to such customized page(s) as the initial page(s) they view on The Vitamin Shoppe's website. The content of such customized pages shall be mutually agreed upon the parties. Such customized pages will only be accessible by users who access The Vitamin Shoppe website by way of a link from the Siegel Site.

       3.    SYSTEM FAILURE GUARANTEES

       If the Siegel Site does not technologically function properly for a full 24 hour period (or more), we will provide you with a cash rebate for the loss of the day (the amount to be prorated against the sponsorship cost). We will keep records in the unlikely event that this happens more than once.



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       4.    PROMOTION

       The Vitamin Shoppe will have the right in its website, in its store and in its catalogs to include language such as, but not limited to, "[*****] sponsor of the Dr. Bernie Siegel Online website," and the name and likeness of Dr. Bernie Siegel solely in the exact manner such name and likeness appear in the Siegel Site icon, so long as we approve each such use and so long as you prominently and closely reference the Siegel Site URL whenever using such icon. All Time Inc. New Media advertising that promotes the Siegel Site will include (where space is available) a reference to, "The Vitamin Shoppe as the [*****] sponsor of the Dr. Bernie Siegel Online website", or such other wording as the parties hereto may agree.

       5.    LINK CO-SPONSOR TAGLINE

       The tagline featured under the Dr. Bernie Siegel icon on the Siegel Site will state the following: "Sponsored by The Vitamin Shoppe". The Vitamin Shoppe name will contain a link to The Vitamin Shoppe website so users on the Siegel Site can click directly on the company name. In return for this, you will provide a link from The Vitamin Shoppe's home page to the Siegel Site.


       6.    WEEKLY TRAFFIC/SALES INFORMATION



       Time Inc. New Media will provide you with Weekly Ad View information and click through numbers, via the Internet. We will review these figures with you to assist The Vitamin Shoppe in receiving the highest yield possible. "Ad View" shall mean each time that the sponsor tagline (as described above), a banner advertisement, a marketing button or any other equivalent promotion of The Vitamin Shoppe on the Siegel Site (each of which shall be counted as a separate Ad View) is viewed by a user.



       With respect to users who link to The Vitamin Shoppe website from the Siegel Site, you will provide us with weekly sales figures, along with the number of catalogs ordered, from The Vitamin Shoppe's website. This will provide us with an insight as to how the Siegel Site is helping The Vitamin Shoppe and will enable us to work with you knowledgeably to enhance our relationship.


       7.    SPONSORSHIP PACKAGE BEYOND TERM

       Any continuation of The Vitamin Shoppe's sponsorship of the Siegel Site shall be subject to the mutual written agreement of both parties and neither party shall have any obligation to continue, or to negotiate the continuation of, the relationship described herein.


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       8.    OTHER AREAS OF DISCUSSION

       The Vitamin Shoppe will be entitled to receive weekly Ad Views, and, to the extent such information is made available by us to other third party advertisers, unique user figures (which The Vitamin Shoppe acknowledges will be estimated research), provided by the Siegel Site.

       9.    ADDITIONAL BENEFITS/OPPORTUNITIES

       Either party may issue its own press release announcing the continuation of this strategic relationship, subject to the other party's prior written approval. Our Public Relations department will be responsible for completing these tasks.

       We will use The Vitamin Shoppe tagline in promotional and publicity material we distribute concerning the Siegel Site.

       We will designate a contact person here who will be able to provide you with information, reports or answers to questions. A monthly conference call or in-person meeting can also be set up if you wish.

       As you know, we represent one arm of the Dr. Bernie Siegel franchise, which will continue to grow and prosper as we enter the new millennium. We will explore with Dr. Bernie Siegel's representatives opportunities in other media that could benefit The Vitamin Shoppe and will act as liaison to coordinate The Vitamin Shoppe's involvement.

       We will work with you to create materials to be distributed in your stores that will benefit your customers.

       10.   ADDITIONAL TERMS

       The fees will be payable as follows: (a) [*****] shall be due on [*****];
(b) [*****] shall be due on [*****]; (c) [*****] shall be due on [*****]; and
(d) the remaining [*****] shall be due on [*****].

       The sponsorship opportunities we are offering in this letter relate only to those areas of the Siegel Site listed above as they appear in the English language on the TINM Network (as it is currently known), targeted to users in the U.S. and Canada (or any such successor website(s) that replace(s) the TINM Network within which Time Inc. New Media operates the Siegel Site, in the English language, targeted to users in the U.S. and Canada). We reserve the right to repurpose the material on the Siegel Site in other formats and other media, to translate it into another language and display the translation in other media or online, and to disaggregate the website material for license or syndication online outside of the TINM Network, in such cases without any obligation to The Vitamin Shoppe; provided that Time Inc. New Media will not operate a Mirror Site (as defined herein). A "Mirror Site" shall mean a site that duplicates all of the content, format and "look and feel" of the Siegel Site, is written in the English language, is


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targeted to users in the U.S. and Canada, is publicly available on the World
Wide Web of the Internet, and is designed for narrowband display.

       The Vitamin Shoppe will be responsible for completing all aspects of transactions sought by users of the Siegel Site or the TINM Network, including order processing and security, fulfillment, catalog distribution and customer service. In addition, The Vitamin Shoppe will comply with appropriate privacy policies in handling customers' personally identifying information. Specifically, The Vitamin Shoppe will prominently display, and will strictly comply with, a privacy policy on its website that is substantially similar to the privacy policy displayed on the TINM Network, and strictly adheres to the privacy guidelines and principles promulgated by the Direct Marketing Association or the Online Privacy Alliance.

       Each party hereby agrees to indemnify and hold harmless the other party and its subsidiaries and affiliates, and their respective directors, officers, employees, partners, members and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs and expenses (including reasonable attorneys' fees) resulting from third party claims (any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses (or third party actions in respect thereof) arise out of or are based on the use by it of any trademarks belonging to the other party other than in accordance with the terms hereof.

       The Vitamin Shoppe hereby agrees to indemnify and hold harmless Time Inc. New Media and its subsidiaries and affiliates, and their respective directors, officers, employees, partners, members and other owners, against any and all Losses insofar as such Losses (or third party actions in respect thereof) arise out of or are based on the use by Time Inc. New Media of the Vitamin Shoppe Trademarks in accordance with the terms hereof to the extent The Vitamin Shoppe did not have the right to grant a license to Time Inc. New Media as set forth below.

       Time Inc. New Media hereby agrees to indemnify and hold harmless The Vitamin Shoppe and its subsidiaries and affiliates, and their respective directors, officers, employees, partners, members and other owners, against any and all Losses insofar as such Losses (or third party actions in respect thereof) arise out of or are based on the use by The Vitamin Shoppe of the TINM/Dr. Siegel Trademarks in accordance with the terms hereof to the extent Time Inc. New Media did not have the right to grant a license to The Vitamin Shoppe as set forth below.

       Subject to the terms and conditions hereof, the Vitamin Shoppe does hereby grant to Time Inc. New Media a non-exclusive, worldwide, non-transferable license to reproduce and display all logos, trademarks, trade names and similar identifying material relating to the Vitamin Shoppe (the "Vitamin Shoppe Trademarks") solely in connection with the promotion, marketing and distribution of the Siegel Site and the Vitamin Shoppe and its website in accordance with the terms hereof, provided, however, that Time Inc. New Media shall not make any specific use of any Vitamin Shoppe Trademark without first submitting a sample of such use to the Vitamin Shoppe and obtaining its prior consent, which consent shall not be unreasonably withheld. Such license shall terminate upon the effective date of the expiration or termination of this Agreement.


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                                                     ASTERISKS DENOTE OMISSIONS.

       Subject to the terms and conditions hereof, Time Inc. New Media does hereby grant to the Vitamin Shoppe a non-exclusive, worldwide, non-transferable license to reproduce and display all logos, trademarks, trade names and similar identifying material relating to the Siegel Site (the "TINM/Dr. Siegel Trademarks") solely in connection with the promotion, marketing and distribution of the Siegel Site and the Vitamin Shoppe and its website in accordance with the terms hereof, provided, however, that the Vitamin Shoppe shall not make any specific use of any TINM/Dr. Siegel Trademark without first submitting a sample of such use to Time Inc. New Media and obtaining its prior consent, which consent shall not be unreasonably withheld. Such license shall terminate upon the effective date of the expiration or termination of this Agreement.

       This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreement, written and oral, with respect thereto. No change, amendment or modification of any provision hereof shall be valid unless set forth in a written instrument signed by both parties. This Agreement does not constitute either party an agent, legal representative, joint venturer, partner or employee of the other for any purpose whatsoever and neither party is in any way authorized to make any contract, agreement, warranty or representation or to create any obligation, express or implied, on behalf of the other party hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and permitted assigns; provided, however, that neither party shall have the right to assign its rights or obligations hereunder to any other person or entity without the prior written consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing sentence, either party may assign this Agreement, and/or its rights or obligations hereunder, to an affiliate of such party without the written consent of, but upon prior notice to, the other party; provided that such affiliate continues to maintain or operate the assigning party's site.



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       11.   CONCLUSION

       All of us here at Time Inc. New Media are very excited about continuing the relationship between the Siegel Site and The Vitamin Shoppe. By combining the best that both companies have to offer, we will be able to offer the consumer a unique experience that will serve both of our objectives.


                                       Sincerely,

                                       Steven Petrow

ACKNOWLEDGED AND AGREED:

THE VITAMIN SHOPPE

By:   /s/ K. H. CREECH
   -------------------------

Title:   CEO
      ----------------------

cc.  TIME INC. NEW MEDIA        THE VITAMIN SHOPPE
     Jean Cho                   Larry Siegel
     Rosemary Ellis             Joel Gurzinsky
     Marjorie Rich
     Christin Shanahan
     Jennifer Taylor